UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 5, 2021

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York New York	001-39013 001-04471	83-3933743 16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P. O. Box 4505, 201 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
203-849-5216
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Election of Directors; Departure of Directors
Xerox Holdings Corporation (the “Company”) announced on November 12, 2021 that Aris Kekedjian has resigned from the Boards of Directors of the Company and Xerox Corporation effective November 5, 2021. The resignations were not the result of any disagreement with the Company or Xerox Corporation.
The Company further announced that Jesse A. Lynn has been appointed as a Director of the Company and Xerox Corporation, effective November 11, 2021, and that Mr. Lynn will serve as a member of the Corporate Governance Committee of the Board of Directors of the Company. Mr. Lynn will replace Mr. Kekedjian as one of the Icahn Designees under the Nomination and Standstill Agreement dated January 26, 2021 by and among The Icahn Group and the Company.
Mr. Lynn will receive the standard director compensation provided by the Company to its non-employee
directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2021
(pro-rated
to reflect the period of actual service).
As of the date hereof there are no transactions between Mr. Lynn and the Company that would be reportable under Item 404(a) of Regulation
S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX HOLDINGS CORPORATION

	By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Title: Assistant Secretary

Date: November 12, 2021

XEROX CORPORATION

	By:	/s/ Douglas H. Marshall
Name: Douglas H. Marshall
Titles: Assistant Secretary

Date: November 12, 2021